Exhibit 99.3

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

[LOGO]

The material in this presentation does not constitute an offer to sell nor a solicitation of an offer to buy the securities described herein.  Such an offering is made only by the prospectus.  Therefore, this material must be accompanied by a prospectus.  This presentation must be viewed in conjunction with the prospectus in order to understand fully all the implications and risks of the offering of securities to which it relates and must not be relied upon to make an investment.

This offering involves significant risks.  Investors should carefully read the prospectus and, in particular, the “Risk Factors”section of the prospectus, prior to making an investment decision.

Carefully consider the “Risk Factors” beginning on page 9 of the Prospectus, including:

•                  We have no operating history and at July 31, 2005 had nominal assets of $272,236.

•                  Our management team has limited experience in operating a public REIT.  Our operating expenses may exceed those typically incurred by more experienced management teams.

•                  Our Board of Directors may convert our management structure to an externally managed fee-based advisory format without stockholder approval.

•                  Our Board of Directors may change our investment policies without stockholder approval.

•                  This is a “blind pool” offering.  We own no properties and have not identified any properties to purchase with the offering proceeds.  Before investing, you will have no opportunity to evaluate our portfolio and only a limited ability to evaluate our ability to identify, acquire or manage commercial real estate.

•                  Relative to the total assets, geographic scope, number of properties and the size of offering of more typical public REITs, we will be a small REIT.  The resulting lack of property and geographic diversification due to our smaller size materially increases the risk involved in purchasing our common stock.

•                  We have no immediate plans to apply for listing on any national stock exchange or stock quotation system.  There will be no market for our common stock.  You will be unable to resell your common stock at the offering price.

•                  Ownership, transferability and redemption of our shares is subject to significant limitations:  No individual shareholder may own more than 9.8% of our capital stock; and any attempted stock transfer that would jeopardize our REIT status will be null and void.  For the foreseeable future, we will not be offering a stock redemption program.

•                  Our properties will be operated and maintained by, and we will be dependent upon, third-party property management companies or our tenants.

•                  The use of leverage could adversely affect your investment.  Our articles limit our borrowings to 200% of net assets and our directors have discretion to raise the limit.

What is a REIT?

A REIT is a corporation that

•                  Combines the capital of many investors to acquire and hold real estate

•                  Typically is not subject to federal corporate income taxes on its distributed net income

•                  Offers the benefit of a real estate portfolio under professional management

•                  Must pay distributions to investors of at least 90% of its taxable income

Introducing ADVISORS REIT I, Inc.

A public, non-traded REIT created for the sole purpose of allowing investors a vehicle for investing in real estate

Introducing ADVISORS REIT I, Inc.

•                  Our Proposed Business

•                  We intend to invest in commercial real estate properties

•                  Where: Urban areas of Georgia, and the Midwestern and Southwestern United States

•                  Investment Focus: Properties that produce current income

•                  @ the Maximum Offering; anticipated portfolio would be approximately 40% retail/office; 40% manufacturing/warehouse; & 20% other (examples: ground leases or apartments).

Introducing ADVISORS REIT I, Inc.

•                  Management

•                  James L. Fritzemeier, CPA, President, Board of Directors Member

•                  Ted E. Knopp, Real Estate Attorney, Board of Directors Member

•                  Kent P. Wilson, CPA, CFO Envision, Board of Directors Member

•                  Shawn Sokolosky, RIA, Board of Directors Member

Introducing ADVISORS REIT I, Inc.

•                  Advisory Directors

•                  Paul D. Jackson, President/Owner Vantage Point Properties, Commercial Property Developer/Manager, Advisory Board Member

•                  Michael J. Boyd, Owner Walter Morris Investment Co., Commercial Property Developer/Manager, Advisory Board Member

Introducing Advisors REIT I

•                  Real Estate Brokerage

•                  Marlin K. Penner, President/Co-Owner
John T. Arnold Associates, Inc., Commercial Real Estate Broker/Agent

Firms

•                  Auditor:  Grant Thornton LLP, Independent Registered Certified Public Accounting Firm

•                  Custodian & Clearing Agent:  National Financial Services, LLC, an affiliate of Fidelity Brokerage Services – Headquartered in Boston, MA

•                  Escrow & Transfer Agent:  American Stock Transfer & Trust Company - Headquartered in New York, NY

•                  Legal Counsel:  Biggs Wilkerson, L.C.

What are the objectives of
ADVISORS REIT I, Inc.?

Preserve, protect and enhance our assets, while:

•                  Paying distributions – Note: We expect to invest all funds within 12 months of their receipt. Distributions will be delayed until we have taxable income, estimated to be within 12 months of the close of the offering. Interim distributions would be a return of capital.

•                  Obtaining increasing income through lease-rental operations

•                  Owning a diversified portfolio of commercial real estate properties that will increase in value

•                  Qualifying for and maintaining REIT status for federal income tax purposes

•                  Providing you with liquidity for your investment on or before October 31, 2017; whether by listing stock; selling our assets & distributing the net proceeds; merging with a company whose shares are actively traded; or creating a stock redemption program.

ADVISORS REIT I, Inc.

•                  Our self-managed REIT concept:

•                  No organization or selling fees

•                  No acquisition fees

•                  No internal asset management fees

•                  No internal sales commission

•                  No subordinated participation fees in sales proceeds

•                  No cap by the REIT on potential income streams for investors

•                  The members of the Board of Directors and the Advisory Directors are compensated for actual time spent ($150/hour) and not on a percentage of the value of any property or deal

ADVISORS REIT

•                  Of interest to our Investors;

•                  Checks and Balances: Independent directors and  auditors.

•                  Public reporting obligations: We will be required to make regular SEC disclosures, including quarterly and yearly financial reports.

•                  Can be held in qualified retirement plans

•                  Additional information is available: ask for our brochure and Prospectus

ADVISORS REIT I, Inc.

ADVISORS REIT I intends to be a more efficient operating model

•                  ADVISORS REIT I will incur third party fees in the same manner as a typical REIT (for example, local property manager fees, brokerage fees, appraisals, title insurance, etc.)

•                  Mr. Fritzemeier is compensated by a base salary of $60,000 .

•                  Mr. Sokolosky has agreed to serve without compensation during his initial term on the Board.

•                  Note: Articles of Incorporation allow change to externally managed REIT format at any time without shareholder approval.

YOUR CHOICE:

ADVISORS REIT I, Inc.

[LOGO]